SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 23, 1999

                                   ENZON, INC.

             (Exact name of registrant as specified in its charter)



          Delaware                          0-12957                 22-237286
(State or other jurisdiction              (Commission             (IRS Employer
      of incorporation)                   File Number)           Identification)



                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (732) 980-4500



(Former name or former address, if changed since last - report)

Item 5.  Other Events

Company  Announces   Submission  by  Schering-Plough  of  U.S.  Application  for
Peg-Intron for the Treatment of Chronic Hepatitis C

     Enzon, Inc. (the "Company") announced that on December 23, 1999, Schering-Plough Corporation submitted a Biologics License Application ("BLA") to the U.S. Food and Drug Administration seeking marketing approval for PEG-INTRON (PEG-interferon alfa-2b) Powder for Injection for the treatment of chronic hepatitis C in patients 18 years of age or older with compensated liver disease. PEG-INTRON is a modified form of Schering-Plough's INTRON A (interferon alfa-2b, recombinant) Injection that was developed using the Company's PEG technology to have longer-acting properties. The application proposes administration of PEG-INTRON Powder subcutaneously once weekly for one year.

     Schering-Plough previously reported that it has submitted a centralized Marketing Authorization Application for PEG-INTRON to the European Union's European Agency for the Evaluation of Medicinal Products. Approval of the centralized Marketing Authorization Application for PEG-INTRON would result in unified labeling that would be valid in all 15 EU-Member States.

     Under the Company's licensing agreement with Schering-Plough, the Company is entitled to royalties on worldwide sales of PEG-INTRON and milestone payments. The filing of the BLA by Schering-Plough triggers a $1 million milestone payment to the Company. The Company will receive an additional $2 million milestone payment upon approval of PEG-INTRON.

     Schering-Plough is continuing its development of PEG-INTRON as combination therapy with REBETOL (ribavirin, USP) for hepatitis C, which is currently in a multi-national Phase III clinical trial. In addition, PEG-INTRON is in Phase III clinical trials for two cancer indications, malignant melanoma and chronic myelogenous leukemia, as well as in early stage trials for various solid tumors and other forms of leukemia.

     INTRON A is a recombinant version of naturally occurring alpha interferon, which has been shown to exert both antiviral and immunomodulatory effects. Schering-Plough markets INTRON A, the world's largest-selling alpha interferon, for 16 major antiviral and anticancer indications worldwide.

     Except for the historical information herein, the matters discussed herein include forward- looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors which are described in the Company's Form 10-K, Form 10-Q's and Form 8-K on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for expanded indications, market acceptance of and continuing demand for the Company's products and the impact of competitive products and pricing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 7, 2000


                                                  ENZON, INC.
                                                  ----------------------------
                                                   (Registrant)

                                        By:       /s/ KENNETH J. ZUERBLIS
                                                  ----------------------------

                                                  Kenneth J. Zuerblis
                                                  Vice President, Finance
                                                  and Chief Financial  Officer